EXHIBIT 21.1

Subsidiaries of KAR Auction Services, Inc.

The following is a list of subsidiaries of KAR Auction Services, Inc. (a Delaware corporation) as of December 31, 2022:

Name	State or Jurisdiction of Incorporation or Organization
ADESA, Inc.	Delaware
ADESA Corporation, LLC	Indiana
ADESA Dealer Services, LLC	Indiana
ADESA Mexico, LLC	Indiana
AFC CAL, LLC	California
Automotive Finance Consumer Division, LLC	Indiana
Automotive Finance Corporation	Indiana
Autoniq, LLC	Virginia
AutoVIN, Inc.	Indiana
MobileTrac LLC	Delaware
PAR, Inc.	Indiana
High Tech National, LLC	Indiana
HT Locksmiths, Inc.	Indiana
AFC Funding Corporation	Indiana
AuctionTrac, LLC	Indiana
OPENLANE, Inc.	Delaware
CarsArrive Network, Inc.	Georgia
Recovery Database Network, Inc.	Delaware
OPENLANE Canada Co.	Nova Scotia
OPENLANE Canada Inc.	Ontario
NEPO Auto Centre, Inc.	Ontario
Auction Vehicles of Mexico, S. de R.L. de C.V.	Federal District of Mexico
2540-0714 Quebec Inc.	Quebec
504811 NB Ltd.	New Brunswick
51937 Newfoundland & Labrador Limited	Newfoundland
79378 Manitoba Inc.	Manitoba
ADESA Auctions Canada Corporation	Nova Scotia
ADESA Montreal Corporation	Nova Scotia
ADESA Quebec Corporation	Quebec
ADESA Remarketing Services Inc.	Ontario
AutoVIN Canada Inc.	Nova Scotia
Automotive Finance Canada Inc.	Ontario
Automotive Key Controls, LLC	Indiana
KAR Auction Services International Limited	United Kingdom
ADESA Remarketing Limited	United Kingdom
CarCo Technologies, LLC	Illinois
Nth Gen Software, Inc.	Ontario
Nth Gen Software (Florida) LLC	Florida
TradeRev USA LLC	Florida
TradeRev Motors Inc.	Ontario
TradeRev Technologies Inc.	Ontario
STRATIM Systems Incorporated	Delaware

Name	State or Jurisdiction of Incorporation or Organization
Clearplan, LLC	Delaware
ADESA Belgium NV	Belgium
ADESA Deutschland GmbH	Germany
ADESA Europe Holding NV	Belgium
ADESA Europe NV	Belgium
ADESA France SAS	France
ADESA Italia S.R.L.	Italy
ADESA Nederland B.V.	The Netherlands
ADESA Subastas España, S.L.	Spain
Car Quality Services GmbH	Germany
CarsArrive Europe GmbH	Germany
BacklotCars, Inc.	Delaware
BacklotCars UY, S.R.L.	Uruguay
BLC UY Quota Holdings, LLC	Delaware
BacklotCars Uruguay S.A.S.	Uruguay
Auction Frontier, LLC	California
CARWAVE, LLC	Delaware
Saperium, Inc.	Philippines